UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2023

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

Jeeter Agreement

On July 17, 2023, Lifted Liquids, Inc. d/b/a Lifted Made (“Lifted”), a wholly owned subsidiary of LFTD Partners Inc., and DreamFields Brands Inc. d/b/a Jeeter (“Jeeter”) entered a Manufacturing, Sales and Marketing Agreement dated as of July 14, 2023 (the “Jeeter Agreement”). Pursuant to the Jeeter Agreement: (1) Jeeter has appointed Lifted as its exclusive manufacturer, seller and distributor within the United States of vape, gummies and pre-rolled products containing hemp-derived cannabinoids sold under the Jeeter brand (“Products”); (2) Jeeter and Lifted will agree upon the devices, formulation, design, packaging, run costs, and marketing of each of the Products; (3) Jeeter and Lifted will share equally the costs of manufacturing, marketing, distributing and insuring the Products (“Product Costs”); and (4) the revenue from all Product sales, minus applicable Product offsets and sales commissions (“Aggregate Product Revenue”), will be allocated 60% to Jeeter and 40% to Lifted.

The Jeeter Agreement is for an Initial Term of two years, provided that if the completed Product sales during the first year of the Initial Term are a minimum of $48 million (the “Minimum Sales”), then the Initial Term will automatically continue until the end of the second year of the Initial Term. Jeeter and Lifted may mutually agree in writing to extend the Jeeter Agreement for Renewal Terms of at least one year each, but if not so extended then the Jeeter Agreement will automatically terminate.

Jeeter may terminate the Jeeter Agreement at any time upon written notice to Lifted upon any of the following: (1) if Lifted fails to achieve the Minimum Sales during any 12 month period; (2) if there is any material change in federal legislation regarding the manufacturing, sale, use or consumption of hemp-derived Delta-8-THC that in Jeeter’s sole and absolute determination has an adverse impact upon the Jeeter Agreement; or (3) if Jeeter determines in its sole and absolute discretion that the sale of Products under the Jeeter Agreement has or is reasonably likely to have an adverse impact on Jeeter’s Delta-9-THC product business.

The Jeeter Agreement provides that if Aggregate Product Revenue achieves $1.5 million or more in a single month, then thereafter so long as Aggregate Product Revenue achieves $9 million or more in each six month period, Lifted shall be prohibited from directly or indirectly manufacturing, marketing, distributing, promoting or selling pre-rolled joints made from hemp or cannabis in the United States (except under the Jeeter Agreement) during the remaining term of the Jeeter Agreement.

The foregoing description of the terms of the Jeeter Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Jeeter Agreement, a copy of which is attached hereto as Exhibit 10.78.

Mirsky Agreement

On July 11, 2023, Lifted and Florence Mirsky (“Mirsky”) entered into an Agreement (the “Mirsky Agreement”). Pursuant to the Mirsky Agreement, in consideration of Mirsky’s introduction of Jeeter to Lifted, Lifted shall pay to Mirsky finder’s fees equal to 6.5% of the amount, if any, by which Lifted’s share of the Aggregate Product Revenue under the Jeeter Agreement exceeds Lifted’s share of the Product Costs under the Jeeter Agreement.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.78	Manufacturing Sales and Marketing Agreement – DreamFields Brands Inc. d/b/a Jeeter
Exhibit 10.79	Finders Agreement – Florence Mirsky

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  July 18, 2023